Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 23, 2009 on the consolidated financial statements of Celsius Holdings, Inc. and Subsidiaries for the years ended December 31, 2008 and 2007, included herein on the registration statement of Celsius Holdings, Inc. on Form S-1 and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Sherb & Company, LLP
Certified Public Accountants

Boca Raton, Florida
October 9, 2009